Exhibit 10.2

Non-Employee Director Remuneration

and

Expense Reimbursement Summary

1.	Cash Compensation

a)	Annual Retainers

•	A non-employee Chairperson of the Board of Directors shall receive an annual Board retainer of $125,000.00 paid quarterly in advance on May 1, August 1, November 1, and February 1

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Each non-employee member of the Board of Directors other than the non-employee Chairperson shall receive an annual Board retainer of $50,000.00 paid quarterly in advance on May 1, August 1, November 1, and February 1

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The non-employee director who serves as Chairperson of the Audit Committee shall receive, in addition to his or her Board retainer, an annual Committee retainer of $20,000.00 paid quarterly in advance on May 1, August 1, November 1, and February 1

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Each non-employee director who serves as Chairperson of a Board Committee other than the Audit Committee shall receive, in addition to his or her Board retainer, an annual Committee retainer of $10,000.00 paid quarterly in advance on May 1, August 1, November 1, and February 1

•	Non-employee directors may convert all or any portion of their annual Board retainers (but not their Committee retainers) to the award of Common Stock Equivalents (the “Retainer CSEs”)

•	Retainer CSEs are purchased on each date an installment of the annual Board retainer is paid

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Any non-employee director who elects to purchase Retainer CSEs will receive a supplemental credit equal to 25% of the portion of the annual Board retainer used to purchase Retainer CSEs (referred to as the “Match”)

•	The Match may be applied only to the purchase of additional CSEs (“Match CSEs”)

•	The number of Retainer CSEs and Match CSEs to be received is based on the closing price of Novell common stock on the day before the grant

•	Retainer CSEs are fully vested at the time of the grant

•	Match CSEs, unlike Retainer CSEs, are subject to a cliff vesting period of three years from the date of award

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The Retainer CSEs will be converted into shares of Novell common stock on the earlier to occur of (i) the termination of service as a non-employee director and (ii) a date prior to the termination of service as a non-employee director specified by the non-employee director

•	Vested Match CSEs will be converted into shares of Novell common stock on the termination of service as a non-employee director

b)	Meeting Fees

•	$1,500 for each Board and Board telephonic meeting attended

•	$1,500 for each Committee and Committee telephonic meeting attended as a Committee member

2.	Equity Compensation

•	Each non-employee director shall receive an annual equity award with a value of $130,000 (the “Annual Equity Award”)

•	The Annual Equity Award shall be granted at the first Compensation Committee meeting following Novell’s Annual Meeting of Stockholders that falls during an open trading window for Novell’s securities

•	The Annual Equity Award shall be comprised of stock options with a grant date value of $43,000 and restricted stock units with a grant date value of $87,000

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The stock options and restricted stock units comprising the Annual Equity Award shall vest 50% per year on the first two (2) anniversaries of the grant date of the Annual Equity Award and shall have the following additional terms:

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Upon the retirement of a non-employee director at age 73, there shall be 100% acceleration of all unvested stock options and restricted stock units, and vested stock options shall remain exercisable for twelve (12) months following retirement

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Upon the disability of a non-employee director, there shall be no acceleration of unvested stock options and/or restricted stock units, but vested stock options shall remain exercisable for twelve (12) months following a disability

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Upon the death of a non-employee director, there shall be an accelerated vesting of those stock options and restricted stock units that would have vested within twelve (12) months following such death had the non-employee director not died and remained a non-employee director, and vested stock options shall remain exercisable for twelve (12) months following the death of a non-employee director

•	New non-employee directors shall receive a one-time grant of 50,000 stock options that shall vest 50% per year on the first two (2) anniversaries of the grant date of the award

•	Non-employee directors are required to hold equity (Novell common stock) equal to three times their annual Board retainer

•	Non-employee Chairperson of the Board of Directors Total Stock Ownership Requirement (“Total SOR”) is $375,000 ($125k x 3)

•	Other non-employee directors Total SOR is $150,000 ($50k x 3)

•	Non-employee directors have five years to achieve the Total SOR, in accordance with the following schedule:

Year	Percentage of Total SOR
1	5%
2	15%
3	30%
4	60%
5	100%

•	Forms of equity that count towards Total SOR consist of shares that are already owned and held, shares acquired on the open market, shares acquired upon the exercise of stock options, vested restricted stock units, Retainer CSEs, and any vested Match CSEs

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The five year “phase in” of the SOR requirement described above applies (i) from November 1, 2004 for non-employee directors who were on the Board as of that date and (ii) for non-employee directors who joined the Board after November 1, 2004, from the date of their election to the Board

3.	Reimbursements

a)	Meetings

•	Novell will provide reimbursement for attendance to all Board and Committee meetings covering the following:

•	first class airfare ticket or equivalent

•	lodging

•	meals

•	ground transportation to and from the meeting

b)	Conferences

•	Novell will provide reimbursement for attendance to one conference per year covering the following:

•	registration fees

•	first class airfare ticket or equivalent

•	lodging

•	meals

•	ground transportation to and from the conference

c)	Orientation

•	Novell will provide reimbursement for new non-employee directors for attendance to one third-party orientation program covering the following:

•	registration fees

•	first class airfare ticket or equivalent

•	lodging

•	meals

•	ground transportation to and from the orientation program